UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2014

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 15, 2014, ZipRealty, Inc., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company (“Parent”) and a wholly-owned indirect subsidiary of Realogy Holdings Corp., and Honeycomb Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $6.75 per share net to the seller in cash (the “Offer Price”), without interest.

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions. The consummation of the Offer is not subject to any financing condition.

Under the terms of the Merger Agreement, if, following the consummation of the Offer, Purchaser holds a number of Shares that enables Purchaser to consummate a merger with and into the Company (the “Merger”) under the “short form” merger procedures of Section 253 of the General Corporation Law of the State of Delaware (“Section 253”), Purchaser will take all necessary action to consummate the Merger as soon as reasonably practicable thereafter in accordance with Section 253.

Pursuant to the Merger Agreement, in the event the Merger cannot be completed pursuant to Section 253, the Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase from the Company, at an aggregate purchase price determined by multiplying the number of such Shares by the Offer Price, the number of Shares so that, when added to the number of Shares owned by Purchaser prior to the exercise of the Top-Up Option, Purchaser will own at least 90% of the Shares outstanding; provided that the Top-Up Option will not be exercisable (i) to the extent the number of Shares issuable upon exercise of the Top-Up Option would exceed the number of the authorized but unissued and unreserved Shares, (ii) if any judgment, injunction, order or decree shall prohibit the exercise of the Top-Up Option or (iii) unless Parent or Purchaser has accepted for payment all Shares validly tendered in the Offer and not withdrawn.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company (other than (i) any shares owned directly by Parent, Purchaser or any other subsidiary of Purchaser or held in the treasury of the Company, and (ii) any shares as to which the holder thereof is entitled to and who properly exercises appraisal rights under Delaware law) will be canceled and converted into the right to receive an amount in cash equal to the Offer Price. In addition, each option to purchase Shares, whether vested or unvested (each, a “Company Option”), shall be canceled, and the Company shall pay each holder of any such Option (less any applicable Taxes required to be withheld with respect to such payment) at or promptly after the Effective Time an amount in cash determined by multiplying (i) the excess, if any, of the Offer Price over the applicable exercise price of such Option by (ii) the number of Shares such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Time (treating for this purpose all unvested Options as if they had vested immediately prior to cancellation). Any Option with a per share exercise price equal to or in excess of the Offer Price shall be canceled without the payment of any consideration.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly as reasonably practicable effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws; and (ii) to use reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger.

The Company has also agreed (i) to cease and terminate all existing, and agreed not to engage or participate in any additional, discussions with third parties regarding alternative proposals for the acquisition of the Company and (ii) not to solicit, initiate or knowingly encourage any inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to result in an alternative proposal for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of the Company has concluded in good faith after consultation with its financial advisor and outside counsel that such failure to do so would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders of the Company under Delaware law. In addition, the board of directors of the Company is permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, if the board of directors has concluded in good faith, after consultation with the Company’s financial advisor and outside counsel, that the failure to make such change in recommendation would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders under Delaware law.

The Merger Agreement can be terminated by Parent or the Company under certain circumstances.

The Merger Agreement has been unanimously adopted by the board of directors of the Company and the board of directors of the Company unanimously recommends that stockholders of the Company tender their Shares in the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or Parent. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Voting Agreement

On July 15, 2014, in connection with the Offer, each of Benchmark Capital Partners IV, L.P. (and certain of its affiliates) and the Company’s executive officers and directors (together, the “Tendering Stockholders”), solely in their capacity as stockholders of the Company, entered into a Tender and Voting Agreement with the Company, Parent and Purchaser (the “Tender and Voting Agreement”). Under the terms of the Tender and Voting Agreement, the Tendering Stockholders have agreed, among other things, to tender all Shares now held or hereafter acquired by them in the Offer. As of July 15, 2014, the Tendering Stockholders hold approximately 20.6% of the outstanding shares of common stock of the Company.

The foregoing provisions of the Tender and Voting Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

New Employment Offer Letters

Concurrent with the entry into the Merger Agreement, Parent has entered into offer letters with Charles C. Baker, the Company’s Chief Executive Officer and President, and James D. Wilson, the Company’s Senior Vice President of Technology, that will become effective upon the closing of the Merger (collectively, the “Offer Letters”).

Mr. Baker’s Offer Letter provides for an annual salary of $400,000 and a target annual bonus of 50% of “eligible earnings,” which are approximately the annual base salary. Mr. Baker will be recommended for an equity grant valued at $1,200,000 (40% of the award in the form of time-based stock options and 60% in the form of performance-based restricted shares). If Mr. Baker’s employment is terminated without cause or he resigns for good reason (each as defined in his Offer Letter) at any time, he will be eligible to receive a severance of 12 months of base salary.

Mr. Wilson’s Offer Letter provides for an annual salary of $300,000 and a target annual bonus of 35% of “eligible earnings,” which are approximately the annual base salary. Mr. Wilson will be recommended for an equity grant valued at $450,000 (40% of the award in the form of time-based stock options and 60% in the form of performance-based restricted shares). If Mr. Wilson’s employment is terminated without cause or he resigns for good reason (each as defined in the Offer Letter), in either case within twenty-four months following the closing of the Merger, he will be eligible to receive a severance of 12 months of base salary.

The foregoing summaries of the Offer Letters do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Offer Letters that will be filed as exhibits to the tender offer filings.

Item 8.01	Other Events.

On July 15, 2014, the Company and Parent issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, by and among ZipRealty, Inc., Realogy Group LLC and Honeycomb Acquisition, Inc.

2.2	Tender and Voting Agreement, by and among ZipRealty, Inc., Realogy Group LLC, Honeycomb Acquisition, Inc. and the individuals set forth on Schedule A thereto

99.1	Joint press release issued by ZipRealty, Inc. and Realogy Holdings Corp., dated as of July 15, 2014

Additional Information and Where to Find It

The tender offer for the outstanding shares of ZipRealty, Inc. (“ZipRealty”) proposed by Realogy Group LLC (“Realogy”) referenced in this communication has not yet commenced, and the foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, (i) Realogy and Honeycomb Acquisition, Inc. will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement and (ii) ZipRealty will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9.

INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders may obtain a free copy of these documents (if and when they become available) and other relevant documents filed with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these materials filed by ZipRealty by going to the “Financial Information” section of ZipRealty’s Investor Relations website at www.ziprealty.com.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions. ZipRealty has identified some of these forward-looking statements with words like “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” or “potential,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements regarding the planned completion of the tender offer, merger and the transaction. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of ZipRealty stockholders tendering their shares in the offer; the possibility that competing offers or acquisition proposals will be made; uncertainties as to the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement and the possibility of any termination of the merger agreement; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, independent sales agents, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; legislative and regulatory activity and oversight; and other risks and uncertainties pertaining to the business of ZipRealty, including the risks and uncertainties detailed in ZipRealty’s public periodic filings with the SEC, including ZipRealty’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, as well as the tender offer documents to be filed by Realogy and the Solicitation/Recommendation Statement to be filed by ZipRealty in connection with the tender offer. The reader is cautioned to not unduly rely on these forward-looking statements. ZipRealty expressly disclaims any intent or obligation to update or revise any forward-looking statement as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: July 15, 2014	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel

INDEX TO EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, by and among ZipRealty, Inc., Realogy Group LLC and Honeycomb Acquisition, Inc.

2.2	Tender and Voting Agreement, by and among ZipRealty, Inc., Realogy Group LLC, Honeycomb Acquisition, Inc. and the individuals set forth on Schedule A thereto

99.1	Joint press release issued by ZipRealty, Inc. and Realogy Holdings Corp., dated as of July 15, 2014